Exhibit 99.1

7733 Forsyth Boulevard	Phone: 314.854.8000
Suite 800	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com

News Release

Belden Reports Fourth Quarter 2012 Income from Continuing Operations of

$0.88 Per Diluted Share, a Year-over-Year Improvement of 83%, and Raises

2013 Guidance

Fourth Quarter Highlights

•	Grew revenue by 8.2% year-over-year;

•	Achieved adjusted gross profit margins of 33.2%, increasing 450 basis points from 28.7% in the year-ago period;

•	Improved adjusted operating profit margins to 11.5%, increasing 260 basis points from 8.9% in the year-ago period;

•	Increased adjusted income from continuing operations per diluted share to $0.78, up 23.8% over last year’s $0.63 per diluted share, and

•	Raises full-year guidance for fiscal 2013 adjusted income from continuing operations per diluted share to $3.44 – $3.69.

Full Year 2012 Highlights

•	Increased net income per diluted share to $4.23, up 78% over last year’s $2.38 per diluted share;

•	Completed inorganic portfolio improvements including the acquisitions of Miranda Technologies and PPC, the sale of the consumer electronics assets, and the divestiture of Thermax and Raydex;

•	Generated $145 million in free cash flow, exceeding income from continuing operations for the year, increasing our cash balance to $395 million, and

•

Purchased 2.1 million shares of Belden common stock for $75 million during the year, bringing the total program to date shares retired to 3.7 million under the previously announced share repurchase program.

St. Louis, Missouri – February 7, 2013 – Belden Inc. (NYSE: BDC), a global leader in signal transmission solutions for mission critical applications, today reported fiscal fourth quarter and full year 2012 results for the period ended December 31, 2012.

Fourth Quarter 2012

Revenue for the quarter totaled $477.7 million, up $36.4 million, or 8.2%, compared to $441.3 million in the fourth quarter 2011. Income from continuing operations per diluted share totaled $0.88, compared to $0.48 in the fourth quarter 2011, a year-over-year increase of 83.3%. A non-GAAP reconciliation table is provided as an appendix to this release.

Adjusted revenue for the quarter totaled $481.2 million, up $39.9 million, or 9.0%, compared to $441.3 million in the fourth quarter 2011. Adjusted income from continuing operations per diluted share totaled $0.78, compared to $0.63 in the fourth quarter 2011. The effective tax rate for the quarter was less than the 27.0% rate estimated in the Company’s previous guidance due to the recognition of favorable discrete tax items, which had a positive impact of $0.10 per diluted share.

Belden Reports Fourth Quarter 2012 Income from Continuing Operations of $0.88 Per

Diluted Share, a Year-over–Year Improvement of 83%, and Raises 2013 Guidance –

John Stroup, President and CEO of Belden Inc., said, “Our performance in the fourth quarter was consistent with trends experienced all year; strength in industrial end-markets was offset by weaker enterprise demand. I’m pleased with the progress we’ve made on expanding margins in a challenged macroeconomic environment and believe we’re well positioned going forward.”

Full Year 2012

Revenue for the year totaled $1.84 billion, down $40 million, or 2.2%, compared to $1.88 billion in the full year 2011. Consolidated net income per diluted share totaled $4.23, compared to $2.38 in the full year 2011. This includes a gain from the disposal of discontinued operations.

Adjusted revenue for the year totaled $1.85 billion, down $30 million, or 1.9%, compared to $1.88 billion in 2011. Adjusted operating income totaled $205 million or 11.1% of adjusted revenue for the year, compared to $186 million or 9.9% of revenue in 2011. Adjusted income from continuing operations per diluted share totaled $2.80 for the year, compared to $2.40 in 2011, a 16.7% increase.

Mr. Stroup remarked, “Our 2012 results reflect an exciting year at Belden. In a challenged global economy, we grew adjusted earnings by almost 17%, while expanding margins to record levels and continuing to generate strong cash flow. I’m pleased with our ability to improve our portfolio through a series of inorganic actions. We have reached a critical point in our transformation, evolving into a provider of innovative signal transmission solutions with the following four global business platforms: Industrial IT, Industrial Connectivity, Enterprise Connectivity and Broadcast Solutions.”

Outlook

“We are off to a solid start in 2013 with an extremely strong business portfolio. We remain focused on attractive markets with favorable secular trends and share capture. With the expectation for slow global economic growth in 2013, we continue to emphasize our strategic initiatives, including our Market Delivery System and Lean Enterprise. We are confident that these initiatives position us to perform well, and we are, therefore, increasing our earnings outlook for 2013,” said Mr. Stroup.

The Company expects first quarter 2013 revenues to be $505 – $515 million and adjusted income from continuing operations per diluted share to be $0.76 – $0.81. For the full year ending December 31, 2013, the Company expects revenues to be $2.07 – $2.12 billion and adjusted income from continuing operations per diluted share to be $3.44 – $3.69.

Earnings Conference Call

Management will host a conference call today at 10:30 a.m. Eastern to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-599-8685; the dial-in number for participants outside the U.S. is 913-312-0403. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.

Belden Reports Fourth Quarter 2012 Income from Continuing Operations of $0.88 Per

Diluted Share, a Year-over–Year Improvement of 83%, and Raises 2013 Guidance –

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

Forward Looking Statements

Statements in this release other than historical facts are “forward looking statements” made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. Forward looking statements include any statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures. These forward looking statements are based on forecasts and projections about the markets and industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company’s actual results may differ materially from these expectations. Changes in the global economy may impact the Company’s results. Turbulence in financial markets may increase the Company’s borrowing costs. Additional factors that may cause actual results to differ from the Company’s expectations include: the Company’s reliance on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global cable, connectivity and networking industries; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, electronic components, and other materials; energy costs; the Company’s ability to achieve acquisition performance expectations and to integrate acquired businesses successfully; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; security risks and the potential for business interruption from operating in volatile countries; disruptions or failures of the Company’s (or the Company’s suppliers or customers) systems or operations in the event of a major earthquake, weather event, cyber-attack, terrorist attack, or other catastrophic event that could cause delays in completing sales, providing services, or performing other mission-critical functions; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise.

Belden Reports Fourth Quarter 2012 Income from Continuing Operations of $0.88 Per

Diluted Share, a Year-over–Year Improvement of 83%, and Raises 2013 Guidance –

About Belden

St. Louis-based Belden Inc. designs, manufactures, and sells connectivity solutions for markets including industrial, enterprise, and broadcast. It has approximately 6,700 employees, and has manufacturing capabilities in North America, South America, Europe, and Asia, and a market presence in nearly every region of the world. Belden was founded in 1902, and today is a leader with some of the strongest brands in the signal transmission industry. For more information, visit www.belden.com.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(In thousands, except per share data)
Revenues	$477,687	$441,320	$1,840,739	$1,882,187
Cost of sales	(327,350)	(317,721)	(1,274,142)	(1,340,666)

Gross profit	150,337	123,599	566,597	541,521
Selling, general and administrative expenses	(89,789)	(79,606)	(345,926)	(319,034)
Research and development	(17,976)	(13,653)	(65,410)	(54,752)
Amortization of intangibles	(9,647)	(3,219)	(22,792)	(13,149)
Income from equity method investment	2,450	3,973	9,704	13,169
Asset impairment and loss on sale of assets	(3,772)	(2,549)	(33,676)	(2,549)

Operating income	31,603	28,545	108,497	165,206
Interest expense	(13,730)	(11,876)	(52,038)	(48,118)
Interest income	300	485	1,033	1,011
Loss on debt extinguishment	(1,865)	—	(52,450)	—

Income from continuing operations before taxes	16,308	17,154	5,042	118,099
Income tax benefit (expense)	23,170	5,619	38,194	(16,791)

Income from continuing operations	39,478	22,773	43,236	101,308
Income from discontinued operations, net of tax	2,428	3,754	16,774	13,037
Gain from disposal of discontinued operations, net of tax	124,697	—	134,480	—

Net income	$166,603	$26,527	$194,490	$114,345

Weighted average number of common shares and equivalents:
Basic	44,163	46,472	45,097	47,109
Diluted	45,028	47,415	45,942	48,104

Basic income (loss) per share:
Continuing operations	$0.89	$0.49	$0.96	$2.15
Discontinued operations	0.06	0.08	0.37	0.28
Disposal of discontinued operations	2.82	—	2.98	—

Net income	$3.77	$0.57	$4.31	$2.43

Diluted income (loss) per share:
Continuing operations	$0.88	$0.48	$0.94	$2.11
Discontinued operations	0.05	0.08	0.36	0.27
Disposal of discontinued operations	2.77	—	2.93	—

Net income	$3.70	$0.56	$4.23	$2.38

Comprehensive income	$171,179	$9,447	$195,545	$100,555

Dividends declared per share	$0.05	$0.05	$0.20	$0.20

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

Three Months Ended December 31, 2012	Americas	EMEA	Asia Pacific	Total Segments	Eliminations	Income from Equity Method Investment	Total
	(In thousands)
External customer revenues	$318,696	$81,907	$77,084	$477,687	$—	$—	$477,687
Affiliate revenues	6,356	33,782	414	40,552	(40,552)	—	—

Total revenues	$325,052	$115,689	$77,498	$518,239	$(40,552)	$—	$477,687

Operating income	$25,576	$19,153	$7,031	$51,760	$(22,607)	$2,450	$31,603

Three Months Ended December 31, 2011
External customer revenues	$268,635	$89,604	$83,081	$441,320	$—	$—	$441,320
Affiliate revenues	5,571	35,595	520	41,686	(41,686)	—	—

Total revenues	$274,206	$125,199	$83,601	$483,006	$(41,686)	$—	$441,320

Operating income	$27,510	$16,500	$2,475	$46,485	$(21,913)	$3,973	$28,545

Twelve Months Ended December 31, 2012
External customer revenues	$1,185,846	$342,473	$312,420	$1,840,739	$—	$—	$1,840,739
Affiliate revenues	28,612	121,973	3,218	153,803	(153,803)	—	—

Total revenues	$1,214,458	$464,446	$315,638	$1,994,542	$(153,803)	$—	$1,840,739

Operating income	$111,982	$60,979	$4,459	$177,420	$(78,627)	$9,704	$108,497

Twelve Months Ended December 31, 2011
External customer revenues	$1,130,616	$401,777	$349,794	$1,882,187	$—	$—	$1,882,187
Affiliate revenues	29,534	114,648	1,178	145,360	(145,360)	—	—

Total revenues	$1,160,150	$516,425	$350,972	$2,027,547	$(145,360)	$—	$1,882,187

Operating income	$124,483	$70,007	$24,814	$219,304	$(67,267)	$13,169	$165,206

BELDEN INC.

SUPPLEMENTAL PRODUCT GROUP INFORMATION

(Unaudited)

Three Months Ended December 31, 2012	Americas	EMEA	Asia Pacific	Total
	(In thousands)
Cable products	$203,269	$32,217	$58,435	$293,921
Networking products	70,240	30,427	15,507	116,174
Connectivity products	45,187	19,263	3,142	67,592

Total revenues	$318,696	$81,907	$77,084	$477,687

Three Months Ended December 31, 2011
Cable products	$197,164	$35,444	$66,629	$299,237
Networking products	28,109	33,777	13,150	75,036
Connectivity products	43,362	20,383	3,302	67,047

Total revenues	$268,635	$89,604	$83,081	$441,320

Twelve Months Ended December 31, 2012
Cable products	$831,247	$136,829	$245,983	$1,214,059
Networking products	179,788	118,024	55,920	353,732
Connectivity products	174,811	87,620	10,517	272,948

Total revenues	$1,185,846	$342,473	$312,420	$1,840,739

Twelve Months Ended December 31, 2011
Cable products	$835,925	$154,101	$284,962	$1,274,988
Networking products	109,399	144,896	52,893	307,188
Connectivity products	185,292	102,780	11,939	300,011

Total revenues	$1,130,616	$401,777	$349,794	$1,882,187

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$395,095	$382,552
Receivables, net	300,864	288,543
Inventories, net	215,282	184,174
Deferred income taxes	19,885	17,174
Other current assets	28,456	21,619
Current assets of discontinued operations	—	60,484

Total current assets	959,582	954,546

Property, plant and equipment, less accumulated depreciation	307,048	280,113
Goodwill	778,708	336,591
Intangible assets, less accumulated amortization	428,273	139,515
Deferred income taxes	46,970	13,523
Other long-lived assets	64,002	63,832

	$2,584,583	$1,788,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$183,672	$214,507
Accrued liabilities	166,272	150,735
Current maturities of long-term debt	15,678	—
Current liabilities of discontinued operations	86,860	16,324

Total current liabilities	452,482	381,566

Long-term debt	1,135,527	550,926
Postretirement benefits	144,320	131,237
Other long-term liabilities	40,394	29,842
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	598,180	601,484
Retained earnings	461,756	276,363
Accumulated other comprehensive loss	(30,565)	(22,709)
Treasury stock	(218,014)	(161,092)

Total stockholders’ equity	811,860	694,549

	$2,584,583	$1,788,120

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Twelve Months Ended
	December 31, 2012	December 31, 2011
	(In thousands)
Cash flows from operating activities:
Net income	$194,490	$114,345
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,355	50,174
Loss on debt extinguishment	52,450	—
Asset impairment and loss on sale of assets	33,676	2,549
Share-based compensation	12,374	11,241
Provision for inventory obsolescence	5,085	1,160
Pension funding less than pension expense	593	3,812
Tax benefit related to share-based compensation	(4,119)	(1,790)
Income from equity method investment	(9,704)	(13,169)
Gain from disposal of discontinued operations	(134,480)	—
Deferred income tax expense (benefit)	(42,750)	2,294
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	5,628	4,680
Inventories	31,706	(22,873)
Accounts payable	(55,166)	9,281
Accrued liabilities	(681)	12,317
Accrued taxes	(10,760)	(55)
Other assets	968	12,219
Other liabilities	723	(1,622)

Net cash provided by operating activities	139,388	184,563

Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(860,353)	(60,519)
Capital expenditures	(41,010)	(40,053)
Proceeds from disposal of businesses and tangible assets	309,423	1,213

Net cash used for investing activities	(591,940)	(99,359)

Cash flows from financing activities:
Borrowings under credit arrangements	1,149,966	—
Payments under borrowing arrangements	(593,864)	—
Tax benefit related to share-based compensation	4,119	1,790
Proceeds from settlement of derivatives	4,024	—
Proceeds from exercise of stock options	2,372	4,599
Cash dividends paid	(11,441)	(9,410)
Debt issuance costs paid	(15,414)	(3,296)
Payments under share repurchase program	(75,000)	(50,000)

Net cash provided by (used for) financing activities	464,762	(56,317)

Effect of foreign currency exchange rate changes on cash and cash equivalents	333	(4,988)

Increase in cash and cash equivalents	12,543	23,899
Cash and cash equivalents, beginning of period	382,552	358,653

Cash and cash equivalents, end of period	$395,095	$382,552

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities adjusted for acquisition and divestiture transaction costs, less capital expenditures, net of proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(In thousands)
GAAP net cash provided by operating activities	$46,053	$85,101	$139,388	$184,563
Capital expenditures	(9,222)	(18,293)	(41,010)	(40,053)
Proceeds from the disposal of tangible assets	8,339	7	9,575	1,213
Working capital settlement in connection with sale of consumer electronics assets	32,333	—	32,333	—
Acquisition and divestiture transaction costs	4,928	—	4,928	—

Non-GAAP free cash flow	$82,431	$66,815	$145,214	$145,723

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items including asset impairments, purchase accounting effects related to acquisitions, revenue and cost of sales deferrals, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, amortization of intangible assets, gains (losses) on debt extinguishment, settlement of the Cooper tax sharing agreement dispute, and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(In thousands, except percentages and per share amounts)
GAAP revenues	$477,687	$441,320	$1,840,739	$1,882,187
Deferred revenue adjustments	3,482	—	6,272	—

Adjusted revenues	$481,169	$441,320	$1,847,011	$1,882,187

GAAP gross profit	$150,337	$123,599	$566,597	$541,521
Purchase accounting, severance and deferred gross profit adjustments	9,206	2,924	25,432	2,924

Adjusted gross profit	$159,543	$126,523	$592,029	$544,445

Adjusted gross profit as a percent of adjusted revenues	33.2%	28.7%	32.1%	28.9%

GAAP operating income	$31,603	$28,545	$108,497	$165,206
Asset impairment and loss on sale of assets	3,772	2,549	33,770	2,549
Severance and other restructuring costs	500	4,938	17,833	4,938
Purchase accounting effects related to acquisitions	10,062	—	21,281	—
Amortization of intangible assets	7,148	3,219	20,293	13,149
Deferred gross profit adjustments	2,038	—	2,902	—

Total operating income adjustments	23,520	10,706	96,079	20,636

Adjusted operating income	$55,123	$39,251	$204,576	$185,842

Adjusted operating income as a percent of adjusted revenues	11.5%	8.9%	11.1%	9.9%

GAAP income from continuing operations	$39,478	$22,773	$43,236	$101,308
Operating income adjustments from above	23,520	10,706	96,079	20,636
Loss on debt extinguishment	1,865	—	52,450	—
Tax benefit from Cooper tax sharing agreement settlement	(21,043)	—	(21,043)	—
Tax effect of adjustments	(8,523)	(3,455)	(42,092)	(6,650)

Adjusted income from continuing operations	$35,297	$30,024	$128,630	$115,294

GAAP income from continuing operations per diluted share	$0.88	$0.48	$0.94	$2.11
Adjusted income from continuing operations per diluted share	$0.78	$0.63	$2.80	$2.40

GAAP and Adjusted diluted weighted average shares	45,028	47,415	45,942	48,104

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2013 EARNINGS GUIDANCE

	Year Ended December 31, 2013	Three Months Ended March 31, 2013
Non-GAAP income from continuing operations per diluted share	$3.44 - $3.69	$0.76 - $0.81
Amortization of intangible assets	($0.74)	($0.18)
Deferred gross profit adjustments	($0.15)	($0.05)
Purchase accounting effects related to Miranda and PPC acquisitions	($0.14)	($0.12)
Purchase accounting effects related to 2013 acquisitions	*	*
GAAP income from continuing operations per diluted share	*	*

Our guidance for income from continuing operations per diluted share is based upon the extent of information currently available regarding events and conditions that will impact our future operating results for 2013. Our actual income from continuing operations per diluted share may be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to future acquisitions, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, and other gains (losses) related to events or conditions that are not yet known.

*	Purchase accounting effects and amortization of intangible assets related to 2013 acquisitions are not yet available.